EXHIBIT 2

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of October 11, 2006, among VendingData Corporation, a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

R E C I T A L S

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, certain securities of the Company as more fully described in this Agreement.

A G R E E M E N T

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act.

“Amendment” means the filing of an amendment to the Company’s Articles of Incorporation, in the form and substance acceptable to the Purchaser’s in their reasonable discretion, with the Nevada Secretary of State for purposes of increasing the Company’s authorized Common Stock to an amount sufficient to provide for the Company’s issuance of all of the Securities pursuant to this Agreement.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States.

“Change of Control Offer” means a written offer to the Company or its stockholders to enter into a transaction or a series of related transactions which will result in either (i) a change in ownership of the Company’s capital stock or voting power in an amount greater than fifty percent (50%) or (ii) the acquisition of substantially all of the Company’s assets, in either case whether by merger, consolidation, acquisition of assets, tender offer or the like.

“Closing” means the Closing of the purchase and sale of the Shares and Warrants pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the applicable Shares and Warrants have been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instruments that are at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Preston Gates & Ellis LLP.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered to the Purchasers prior to the date hereof.

“Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(q).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction of any kind.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(o).

“Melco” means Melco International Development Limited, a Hong Kong company.

“Melco-PBL Joint Venture” means the joint venture established between Melco and Publishing and Broadcasting Limited.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Counsel” means Latham & Watkins, with offices located at 41st Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong.

“Registration Rights Agreement” means the Registration Rights Agreement, to be delivered at the Closing, among the Company and the Purchasers, substantially in the form of Exhibit A attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement).

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Shares” means the shares of Common Stock issued to the Purchasers at the Closing.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the American Stock Exchange (or any successor entity) from the shareholders of the Company in accordance with Section 14 of the Exchange Act with respect to the Company’s issuance of the Shares and the Warrants.

“Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount”, in United States Dollars.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market provided that, in the event that the Common Stock is not listed or quoted on a Trading Market, Trading Day shall mean a Business Day.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, and the Warrants and any other documents or agreements executed in connection with this Agreement, the Registration Rights Agreement or the Warrants but excluding the agreements identified in Section 2.3(a)(v).

“Warrants” means the Common Stock purchase warrants, substantially in the form of Exhibit B attached hereto, issued to the Purchasers at the Closing.

“Warrant Shares” means the shares of Common Stock underlying the Warrants issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. Upon the terms and subject to the conditions set forth herein, at the Closing the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase from the Company, severally and not jointly, the number of Shares and Warrants set forth on each respective Purchaser’s signature page attached hereto, for the Subscription Amount set forth thereon. The aggregate Subscription Amount shall equal $2,650,000 and the Shares and Warrants shall in the aggregate consist of:

(a) 1,000,000 Shares; and

(b) Warrants to purchase the following:

(i) 6,000,000 shares of Common Stock at $2.65 per share;

(ii) 4,000,000 shares of Common Stock at $3.00 per share;

(iii) 2,000,000 shares of Common Stock at $3.50 per share;

(iv) 1,000,000 shares of Common Stock at $4.00 per share;

(v) 1,000,000 shares of Common Stock at $4.50 per share;

(vi) 1,000,000 shares of Common Stock at $5.00 per share; and

(vii) 1,000,000 shares of Common Stock at $5.50 per share.

On the Closing Date (the “Closing Date”), each Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to their Subscription Amount, and the Company shall deliver to each Purchaser full legal and beneficial ownership of their respective Shares and Warrants. Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Latham & Watkins, 41st Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong, or such other location as the parties shall mutually agree.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) one or more certificates evidencing the number of Shares as set forth opposite such Purchaser’s name on the signature page of this Agreement, registered in the name of such Purchaser;

(iii) a legal opinion of Company Counsel, in the form and substance satisfactory to the Purchasers;

(iv) The Warrants purchased by each Purchaser hereunder registered in the name of each Purchaser and duly executed by the Company; and

(v) the Registration Rights Agreement duly executed by the Company.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) such Purchaser’s Subscription Amount by wire transfer or cashier’s check to the account specified by the Company in writing; and

(iii) the Registration Rights Agreement duly executed by such Purchaser.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the representations and warranties of the Purchasers contained in the Transaction Documents and qualified as to materiality shall be true and correct and any such representations and warranties not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing Date;

(ii) all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement;

(iv) the Company’s receipt of Shareholder Approval, if required;

(v) the execution and delivery by the parties thereto of (a) an amendment to the Sales Representative Agreement dated January 5, 2006 (“Sales Representative Agreement”) entered into between the Company and Elixir Group Limited, a Hong Kong company (“Elixir”), in form and substance satisfactory to the parties thereto; and (b) an Alliance Agreement (“Alliance Agreement”) between the Company and Elixir, in form and substance satisfactory to the parties thereto;

(vi) the filing of the Amendment by the Company with the Nevada Secretary of State and the effectiveness of the Amendment;

(vii) on the Closing Date, (A) no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by the Transaction Documents and (B) there shall exist no actual or potential regulatory impediment to the legal and beneficial ownership of the Securities by the Purchasers; and

(viii) all consents, waivers, approvals, authorizations, registrations, filings with governmental entities should have been obtained.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the representations and warranties of the Company contained in the Transaction Documents and qualified as to materiality shall be true and correct and any such representations and warranties not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing Date;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) on the Closing Date, (A) no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by the Transaction Documents and (B) there shall exist no actual or potential regulatory impediment to the legal and beneficial ownership of the Securities by the Purchasers;

(iv) the execution and delivery by the parties thereto of (a) an amendment to the Sales Representative Agreement, in form and substance satisfactory to the parties thereto; and (b) an Alliance Agreement between the Company and Elixir, in form and substance satisfactory to the parties thereto;

(v) the Company shall have received Shareholder Approval, if required;

(vi) the filing of the Amendment by the Company with the Nevada Secretary of State and the effectiveness of the Amendment;

(vii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(viii) the Purchasers shall have completed such due diligence as they consider necessary in connection with the Transaction Documents and the transactions contemplated therein, to their satisfaction, in their sole discretion;

(ix) all consents, waivers, approvals, authorizations, registrations, filings with governmental entities should have been obtained.

(x) the Company shall have delivered to the Purchasers a certificate, dated the Closing Date, duly executed by its Chief Executive Officer to the effect set forth in clauses (i) and (ii) above; and

(xi) the Company shall have delivered to the Purchasers a certificate, dated the Closing Date, of the Secretary or Assistant Secretary of the Company certifying (i) the certificate of incorporation and bylaws of the Company as in effect on the Closing Date, (ii) all resolutions of the board of directors (and committees thereof) of the Company relating to the Transaction Documents and the transactions contemplated thereby (including a resolution concerning the matters set forth in clause (i) of Section 4.10(b)) and (iii) the incumbency of all officers of the Company executing the Transaction Documents and any other agreement or document contemplated thereby.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the disclosure schedules delivered to the Purchasers prior to the date hereof (the “Disclosure Schedules”) which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to each Purchaser:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to consummate the transactions contemplated by the Transaction Documents or to perform its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and each other Transaction Document and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary action on the part of the Company and no further corporate proceedings by the Company are necessary to authorize this Agreement or the other Transaction Documents (other than the Shareholder Approval, if required, and approval of the Amendment by the shareholders of the Company). This Agreement and each other Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement (including, without limitation, the Gaming Chip Manufacturing and License Agreement between Progressive Gaming International Corporation and Dolphin Advanced Technologies Pty Limited dated June 22, 2006), credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) assuming receipt of the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not individually or in the aggregate have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Registration Statement, (iii) the Company’s receipt of Shareholder Approval, if required; (iv) application(s) to each applicable Trading Market for the listing of the Shares and the Warrant Shares for trading thereon in the time and manner required thereby, (v) approval of the Amendment by the shareholders of the Company and the filing of the Amendment by the Company with the Nevada Secretary of State and (vi) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities. Upon the filing of the Amendment by the Company with the Nevada Secretary of State, and no later than the Closing, the Securities will be duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens caused by the Company (except as resulting from the restrictions on transfer set forth in the Transaction Documents) or imposed under any U.S. law, rule or regulation. Upon the filing of the Amendment with the Nevada Secretary of State, and no later than the Closing, the Company will have reserved from its duly authorized capital stock, all of the Shares issuable pursuant to this Agreement and the Warrants.

(g) Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the

Transaction Documents. Except as a result of the purchase and sale of the Securities or as set forth on Schedule 3.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Shares and the Warrants will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Other than the Shareholder Approval, if required, and approval of the Amendment by the shareholders of the Company, no further approval or authorization of any stockholder, the Board of Directors of the Company or any other person is required for the issuance and sale of the Securities. Except as set forth on Schedule 3.1(g), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the period commencing January 1, 2005 through the date hereof (the foregoing materials, including the exhibits and schedules thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Except as set forth on Schedule 3.1(h), as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 3.1(h), the financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Except as set forth on Schedule 3.1(h), such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, in each case that could not reasonably be expected to have a Material Adverse Effect, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) none of the Company nor any of its Subsidiaries has (A) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to lien any of its material properties, tangible or intangible, or rights under any material contract, permit, license, franchise or other agreement or (B) waived or cancelled any material amounts of indebtedness or other obligations owed to the Company or any such Subsidiary; and (vi) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans and in amounts in accordance with past practice. The Company does not have pending before the Commission any request for confidential treatment of information.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which materially adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities. Except as previously disclosed in writing to Purchaser Counsel, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any material Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any material investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company or any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its

Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Business Relationships. (i) No major customer of the Company or any Subsidiary has, since December 31, 2005, canceled or otherwise terminated or indicated an intent to cancel or otherwise terminate its relationship with the Company or any Subsidiary or to materially decrease the volume of business it conducts with the Company or any Subsidiary. (ii) No major supplier of the Company or any Subsidiary has stopped or indicated an intent to stop or materially reduce the rate at which it supplies materials, products or services to the Company or any Subsidiary.

(m) Solvency. Based on the financial condition of the Company as of the Closing the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature.

(n) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, the environment, occupational health and safety and gaming matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(o) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(p) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title to all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in full compliance.

(q) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as currently conducted, and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) or has any knowledge that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the asserted rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(s) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000, other than (i) for payment of salary, (ii) reimbursement for expenses properly incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(t) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. Except as disclosed in the SEC Reports, the Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons (save and except for the Purchasers’ own financial advisor) for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents as a result of any action taken by the Company or its Affiliates.

(v) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2(b)-(e), (g) and (h), no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers under the Transaction Documents. Assuming Shareholder Approval, if required pursuant to the AMEX Rules, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(w) Investment Company. The Company is not, and is not an Affiliate of, and immediately after giving effect to the transactions contemplated by this Agreement, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(x) Certain Registration Matters. The Company will be eligible to register the Common Stock for resale by the Purchasers under Form S-3 promulgated under the Securities Act no later than September 29, 2007. Except as set forth on Schedule 3.1(x), no Person has any mandatory right (including “piggy-back” registration rights) to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(y) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the two years preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Subject to the Company’s receipt of Shareholder Approval, if required, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(z) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents), the Company’s by-laws (as amended and in effect) or the laws of its state of incorporation that is or could reasonably be expected to become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(aa) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2(b)-(e), neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(bb) Tax Status. Except as set forth on Schedule 3.1(bb), the Company has filed all material federal, state and local income and franchise and other tax returns required to be filed and has paid all taxes due in accordance therewith, and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, could have) a Material Adverse Effect.

(cc) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares or Warrants by any form of general solicitation or general advertising. The Company has offered the Shares and Warrants for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(dd) Acknowledgment Regarding Purchasers’ Purchase of Shares and Warrants. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Shares and Warrants. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ee) Disclosure. All disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, (including the Company’s representations and warranties set forth in this Agreement and the Disclosure Schedules to this Agreement), are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has not taken and will not take any action designed to or that might reasonably be expected to cause or result in an unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with all requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and each of the other Transaction Documents by such Purchaser and the consummation by it of the transactions contemplated by this Agreement and each other Transaction Document have been or upon delivery will have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof without prejudice, however, to such Purchaser’s right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time. Such Purchaser does not have any agreement, plan or understanding, directly or indirectly, with any Person to distribute any of the Securities. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and Warrants, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and Warrants and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Purchaser is not purchasing the Shares and Warrants as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Short Sales and Confidentiality Prior To The Date Hereof. Other than the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any transaction, including Short Sales, in the securities of the Company since the earlier to occur of (i) the time that such Purchaser was first contacted by the Company regarding an investment in the Company, or (ii) the 30th day prior to the date of this Agreement (such earlier date, “Discussion Date”). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares and Warrants covered by this Agreement. Purchaser at all times acted in compliance with Confidentiality Deed dated April 21, 2006 between the parties.

(g) Access to Information. Such Purchaser acknowledges that it has received and had the opportunity to review copies of the SEC Reports. Such Purchaser further acknowledges that it or its representatives have been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities, and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Securities; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the SEC Reports. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Company’s representations and warranties contained in this Agreement and the other Transaction.

(h) Restrictions on Shares and Warrants. Such Purchaser understands that the Securities have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (a) pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement in compliance with Section 5 under the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

(i) Compliance. Neither Elixir or any of its subsidiary (i) is in violation of any order of any court, arbitrator or governmental body, or (ii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, the environment, occupational health and safety and gaming regulatory matters, except in each case in (i) and (ii) as could not have or reasonably be expected to result in a material adverse effect.

(j) Regulatory Permits. Elixir and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or gaming and other regulatory authorities necessary to conduct their respective current businesses as currently conducted, except where the failure to possess such permits could not have or reasonably be expected to result in a material adverse effect (“Material Elixir Permits”), and Elixir has not received any notice of proceedings relating to the revocation or modification of any Material Elixir Permit.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) pursuant to Rule 144; (iii) to the Company or (iv) to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY SATISFACTORY TO THE COMPANY

4.2 Furnishing of Information. As long as any Purchaser owns any Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns any Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Shares and Warrant Shares without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

4.3 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity. The Company shall, within one Business Day of the Closing Date, issue a press release disclosing the material terms of the transactions contemplated hereby, and shall file a Current Report on Form 8-K which shall attach the Transaction Documents thereto by the fourth Business Day following the Closing Date. The press release and Form 8-K shall be acceptable to the Purchasers in their reasonable discretion. No

Purchaser shall issue any such press release or otherwise make a public announcement, statement or other disclosure without the prior consent of the Company unless such public announcement, statement or disclosure is required by the laws, rules or regulations applicable to such Purchaser (including, without limitation, those stipulated by any applicable stock exchange), in which case such Purchaser shall provide the Company with prior notice of its requirement to do so. The Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement, (B) any proxy or information statement filed in connection with the Company’s receipt of Shareholder Approval and (C) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law or Trading Market regulations in which case the Company shall provide the Purchasers with prior notice of such disclosure.

4.5 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares and Warrants hereunder as set forth on Schedule 4.5 of the Disclosure Schedule.

4.6 Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing of the Common Stock on each Trading Market in which it is traded, and as soon as reasonably practicable but in no event later than 45 days following the Closing, to list all of the Shares and not later than 15 days following issuance thereof to list any Warrant Shares, on each such Trading Market). The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Shares and the Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.7 Short Sales and Confidentiality After The Date Hereof. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will engage in any transactions, including any Short Sales, in the securities of the Company during the period commencing at the Discussion Time and ending at the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.4. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will engage in any Short Sales in the securities of the Company during the period commencing at the Discussion Time and ending on the Effective Date (“Black-out Termination Date”). Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.4, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the Effective Date of the Registration Statement with the Shares is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the Black-out Termination Date. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.8 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.9 Reduction in Number of Warrants.

(a) Acceleration/Termination upon Change in Control. If at any time prior to the date any Warrant first becomes exercisable in accordance with its terms, the Company receives a Change of Control Offer from a person other the Purchasers or one of their Affiliates and such Change of Control Offer is not withdrawn and is accepted by the Company, then, upon consummation of such transaction (i) 4,000,000 of the Warrants to purchase Common Stock at $2.65 per share described in Section 2.1(b)(i) hereof shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of the Warrant would have owned immediately after such Change of Control transaction if the holder had exercised the Warrant immediately before the effective date of such transaction in the manner and subject to the provisions set forth in Section 4(f) of the Warrants without further action required on the part of any party (ii) the balance of the Warrants listed in Section 2.1(b)(i) hereof shall be automatically cancelled without further action required on the part of any party.

(b) Termination upon Breach. If Elixir or the holder of a Warrant breaches (unless such breach is due to fault on the part of the Company or its Affiliates) any of their material obligations under this Agreement or the Warrants, and the breaching party does not remedy such breach within ninety (90) days of receiving written notice of the same from the Company, the Company may, at its option, cancel any portion or all of any Warrant that remains unexercised at the end of such 90 day period. Any such cancellation shall not affect the agreements of the parties under the Transaction Documents with respect to any exercised Warrants or the Warrant Shares.

4.10 Repurchase of Shares by the Company.

(a) If at any time following the Closing Elixir believes, in its sole discretion, that it is, or may be, subject to a material regulatory examination, review, process, investigation, compliance obligation, prohibition or other regulatory requirement (in each case, a “material regulatory requirement”) arising out of, or resulting from, its direct ownership of Securities and which may subject Melco, Elixir or any of their Affiliates, directors or officers to licensing, gaming or other requirements in the United States of America and it believes, in its sole discretion, that it is, or will be, unable to cooperate or comply, as the case may be, with such requirements without an unreasonable amount of time, expense or effort, Elixir may, if advised by counsel in writing that such transfer would substantially eliminate such time, expense or effort, take all necessary steps to transfer ownership of the affected Securities to a voting trust. The parties agree that a “probity” or “suitability” review or process by United States federal or state gaming regulators with respect to Melco and/or Elixir or any of their subsidiaries, Affiliates, directors or officers shall be deemed to be a “material regulatory requirement”. If Elixir believes, in its sole discretion, that, taking into account the time, expense and effort that may be required to transfer the affected Securities to a voting trust, such a course of action is not commercially advisable, or if such transfer would not substantially eliminate such time, expense or effort, and the material regulatory requirement is continuing, the Company will use its best efforts to, as expeditiously as possible, (i) assist Elixir to sell all of the Shares, Warrant Shares and Warrants to a third party at a price not less than (A) with respect to such Shares, the Subscription Amount, or ratable portion thereof, (B) with respect to such Warrant Shares, the aggregate exercise amount and (C) with respect to such Warrants, the relevant portion of the Subscription Amount, if any, that was allocated to the Warrants (A, B and C, together the “Targeted Proceeds”), or, in the event such a transaction cannot be consummated within 90 days, (ii) repurchase all of the Shares, Warrant Shares and Warrants for cash consideration in an amount not less than the Targeted Proceeds, subject to the Board of Directors’ determination in good faith, after consultation with outside legal counsel, that such repurchase would not be inconsistent with its fiduciary duties to the Company’s shareholders under applicable Law.

(b) Reference is made to Article IX of the Company’s Articles of Incorporation, as amended. The parties acknowledge and agree that Article IX permits the Company, following a determination by the Nevada Gaming Commission or the governing gaming regulatory agency of a jurisdiction in which the Company holds a privileged license (collectively the “Gaming Regulatory Authorities”) that a holder of stock or other security of the Company is unsuitable, to require such holder to relinquish ownership of such stock or security and to purchase such stock or security for cash at “fair market value” to be determined at the sole discretion of the Company. The parties further agree that (i) if the Company at any time requires Elixir to relinquish all of its Securities at “fair market value” pursuant to Article IX or any successor or similar provision, the Targeted Proceeds shall constitute a reasonable determination of the “fair market value” of such Securities and (ii) the Company will not raise any objection or defense (including, without limitation, ultra vires or otherwise) regarding the agreements set forth in this Section 4.10(b).

4.11 Shareholder Approval. If Shareholder Approval is required to consummate the transactions contemplated by the Transaction Documents (a) the Company’s Board of Directors (including Jim Crabbe and Mark Newburg) shall take all lawful action to (i) cause a special meeting of its shareholders (the “Company Shareholder Meeting”) to be duly called and held as soon as practicable after the date hereof for the purpose of voting on the approval and adoption of the Transaction Documents and (ii) solicit proxies from its shareholders to obtain the required vote for the approval and adoption of this Agreement and the other Transaction Documents and any action necessary or desirable to effectuate the transactions contemplated herein and therein and (b) each of Jim Crabbe and Mark Newburg shall vote all shares over which they have voting control in favor of the approval and adoption of the Transaction Documents and any action necessary or desirable to effectuate the transactions contemplated herein and therein. The Board of Directors of the Company shall (i) recommend that the shareholders of the Company adopt this Agreement and the other Transaction Documents and thereby approve the transactions contemplated hereby and thereby and (ii) take all lawful action (including the solicitation of proxies) to solicit such adoption; provided, however, that the Board of Directors may, at any time prior to the time of the Company Shareholder Meeting, withdraw, modify or change any such recommendation to the extent that the Board of Directors’ determines in good faith, after consultation with outside legal counsel, that such repurchase would not be consistent with its fiduciary duties to the Company’s shareholders under applicable Law.

4.12 S-3 Eligibility. The Company will use its best efforts to become eligible to register the Common Stock for resale by the Purchasers under Form S-3 promulgated under the Securities Act as promptly as possible.

4.13 Board Representation. From and after the Closing, Elixir will be entitled to appoint one director to the Board of Directors of the Company and appoint a replacement director in the event such board seat becomes vacant. From and after its exercise of any of the Warrants, Elixir will be entitled to appoint a number of directors to the Board of Directors of the Company proportionate to its equity ownership of the Company on a Fully Diluted Basis (as well as appoint a replacement director in respect of any of its board seats that become vacant). By way of example, if Elixir’s equity ownership of the Company is equal to 30%, on a Fully Diluted Basis, Elixir shall be entitled to appoint a number of directors equal to the product of 30% and the authorized number of directors set forth in the organizational documents of the Company (as adjusted upwards, but not downwards, for any modifications of such maximum number in such organizational documents from time to time). Any fraction resulting from such calculation shall be rounded up if it is equal to or greater than  1/2 and down if it is less than  1/2.

The Company (including Jim Crabbe and Mark Newburg in their capacity as shareholders) and the Board of Directors of the Company will do and will cause to be done all things necessary or desirable (including amending the organizational documents of the Company) as expeditiously as possible to give effect to this provision (it being agreed that, if incorporated in the organizational documents of the Company such provision shall not thereafter be amended or canceled without the written consent of Elixir). For the purpose of this Agreement, the term “Fully Diluted Basis” shall refer, as of any specified date, to (i) shares of Common Stock outstanding as of a specified date and (ii) shares of Common Stock into or for which Common Stock Equivalents are convertible, exercisable or exchangeable (other than the Warrants).

4.14 Indemnification.

(a) Except as otherwise provided in this Section 4.14, the Company (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless each of the Purchasers and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an “Indemnified Party”) to the fullest extent permitted by law from and against any and all losses, actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, “Claims”), or written threats thereof (including, without limitation, any Claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) or other liabilities (collectively, “Losses”) resulting from, arising out of or relating to:

(i)	any breach of any representation or warranty in this Agreement any amendment thereto, the other Transaction Documents or any of the certificates, schedules or Disclosure Schedules delivered in connection therewith;

(ii)	any breach, or failure to perform any covenant or agreement by the Company in this Agreement or the other Transaction Documents; and

(iii)	an acquisition by the Company, or any of its Affiliates, of any Securities from Elixir in breach of the agreements between the parties set forth in Section 4.10(b) hereof.

In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed under this Section 4.14 for any expenses, such reimbursement of expenses shall be promptly refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party.

(b) Each Indemnified Party under this Section 4.14 shall, promptly after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this Section 4.14, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Section 4.14 or (b) under this Section 4.14 unless, and only to the extent that, such omission results in the Indemnifying Party’s forfeiture of substantive rights or defenses. In case any such Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such Claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall reimburse the Indemnified Parties for all of such fees and expenses of such counsel incurred in any action between the Indemnifying Party and the Indemnified Parties or between the Indemnified Parties and any third party, as such expenses are incurred. The Indemnifying Party agrees that it will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such Claim. The Indemnifying Party shall not be liable for any settlement of any Claim effected against an Indemnified Party without the Indemnifying Party’s written consent, which consent shall not be unreasonably withheld. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Section 4.14 shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, or the Company by written notice to the other parties, if the Closing has not been consummated on or before January 31, 2007, or prior to this date, if Shareholder Approval has not been obtained at the Company Shareholder Meeting, provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers and the sale of such Securities.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede and replace in their entirety all prior and contemporaneous agreements, discussions, negotiations and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 3:00 p.m. (Las Vegas time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 3:00 p.m. (Las Vegas time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding not more than 50% of the Shares then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor any Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of each other party (other than by merger) except that each Purchaser may assigns its rights and obligations hereunder to Melco, the Melco-PBL Joint Venture or any subsidiary of the foregoing.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares and the Warrants and continue in full force and effect until the second anniversary of the Closing. The representations, warranties, covenants and indemnity obligations contained herein shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company. The Company expressly agrees that it may not invoke knowledge of the Purchasers (actual, constructive or imputed) of a fact or circumstance that might make a statement untrue, inaccurate, incomplete or misleading as a defense to a claim for breach of the Company’s representations and warranties.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14 Replacement of Shares. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall promptly issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

5.15 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.16 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VENDINGDATA CORPORATION		Address for Notice:

By:	/s/ Mark R. Newburg	6830 Spencer Street
	Mark R. Newburg,	Las Vegas, NV 89119
	President and Chief Executive Officer	Fax: 702.733.7197

As to Sections 4.11 and 4.13 only

/s/ Mark Newburg
MARK NEWBURG, an individual

/s/ James Crabbe
JAMES CRABBE, an individual

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Elixir Group Limited

Signature of Authorized Signatory of Purchaser:	/s/ Leong Van Tat

Name of Authorized Signatory:	Leong Van Tat

Title of Authorized Signatory:	Operation Director

Email Address of Purchaser:

Fax Number of Purchaser:

Address for Notice of Purchaser:

Address for Delivery of Shares for Purchaser (if not same as above):

Subscription Amount:	___________________________________

Shares:

Warrants:	shares at $ per share

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of                     , 2006, among VendingData Corporation, a Nevada corporation (the “Company”), and the other parties identified on the signature pages hereto (collectively the “Selling Shareholders”).

RECITALS

WHEREAS, the Company will sell up to 1,000,000 shares of its common stock, par value $0.001 per share (“Common Stock”), and warrants to purchase up to 16,000,000 shares of Common Stock (“Warrants”) to certain Selling Shareholders pursuant to that certain Securities Purchase Agreement (“Securities Purchase Agreement”) dated as of October 11, 2006 by and among the Company and the parties thereto.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Selling Shareholders agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information, which disclosure in the good faith judgment of a majority of the Board of Directors of the Company after consultation with counsel to the Company would have a material adverse effect on the ability of the Company to consummate a material acquisition, disposition or other comparable extraordinary transaction.

“Advice” shall have the meaning set forth in Section 6(d).

“Effectiveness Date” means, with respect to the initial Registration Statement required to be filed hereunder, the 60th calendar day following the Closing (the 75th calendar day in the case of a “full review” by the Commission.

“Effectiveness Period” shall have the meaning set forth in Section 2.

“Filing Date” means, with respect to the initial “Shelf” Registration Statement required hereunder, the 30th calendar day following the Closing.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Losses” shall have the meaning set forth in Section 5(a).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means all of (i) any Warrants Shares, (ii) the shares of Common Stock issued pursuant to the Securities Purchase Agreement, and (iii) any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar transaction with respect to the foregoing; provided, however, a security shall no longer be a Registrable Security once it has been sold, or may be sold, without volume restrictions pursuant to Rule 144 or pursuant to a Registration Statement that has been declared effective under the Securities Act.

“Registration Statement” means the registration statements required to be filed hereunder, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Selling Shareholder Questionnaire” shall have the meaning set forth in Section 3(a).

2. Shelf and Demand Registration.

(a) Demand Registration. If, on or at any time after the Effectiveness Date there is no currently effective “Shelf” Registration Statement, then at any time thereafter, upon written notice (a “Demand”) from a Holder or Holders holding at least 50% of the Registrable Securities requesting that the Company effect the registration under the Securities Act of any or all of the Registrable Securities held by such Holder or Holders, which notice shall specify the intended method or methods of disposition of such

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Registrable Securities, the Company shall, within five (5) days after receiving the Holder’s or Holders’ Demand, give written notice (the “Request Notice”) of such registration request to all other Holders, except if all the Registrable Securities are held by a single Holder, no Request Notice shall be required. The Request Notice shall offer to each such Holder the opportunity to include in such Registration Statement such number of Registrable Securities as such Holder may request within ten (10) days after the date of the Request Notice, subject to the limitations of this Section 2(a) and to compliance with the other provisions of this Agreement. As promptly as possible after such ten (10) day period, but no later than the 30th day following receipt of the Demand, the Company shall file a Registration Statement with the Commission for purposes of effecting, in the manner set forth in this Section 2 and Section 3 hereof, the registration under the Securities Act of all such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in the Holder’s or Holders’ request and shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, provided that:

(i) if the filing of a Registration Statement in respect of a Demand would require the Company (A) to make an Adverse Disclosure or (B) if the Company has already commenced a bona fide financing plan through a formal “all hands” meeting or comparable action, and, in the good- faith business judgment of a majority of the Board of Directors, a Demand registration at the time and on the terms requested would have a material adverse effect on the ability of the Company to obtain such financing, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing of such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose; provided, however that the Company shall not be permitted to do so (A) more than three times during any twenty-four month period, (B) for a period not exceeding 40 days on any one occasion or (C) for a period exceeding 60 days in any 12 month period. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 2(a)(i);

(ii) the Company shall not be obligated to file a Registration Statement relating to a registration request pursuant to this Section 2(a): (A) on more than three occasions (it being understood and agreed that the Company shall only be responsible for Registration Expenses for the first two occasions), (B) within a period of one (1) month after the effective date of any other Registration Statement of the Company demanded pursuant to this Section 2(a); or (C) if such registration request is for a number of Registrable Securities that represent in the aggregate (on an as converted basis) less than one third of the number of Shares originally acquired by the Holders;

(iii) the Company shall be deemed to have effected a Demand registration if (i) the applicable Registration Statement is withdrawn at the request of the Purchasers after having been filed with the Commission or (ii) the applicable Registration Statement is declared effective by the Commission and remains effective for not less than 180 days, or, if such Registration Statement relates to an underwritten

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offering, such longer period as, in the opinion of counsel for the underwriter or underwriters is required by law for the delivery of a Prospectus in connection with the sale of Registrable Securities by an underwriter or dealer;

(iv) a Holder may elect to withdraw its Registrable Securities from a Demand Registration at any time. If all such Holders do so, the Company shall cease its efforts to secure registration; and

(v) Registrations pursuant to this Section 2(a) shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form, reasonably acceptable to the Holders of a majority of the Registrable Securities, and as shall permit the disposition of the Registrable Securities in accordance with the intended method of distribution or methods of distribution specified in the applicable Holder’s or Holders’ requests for such registration.

(b) Shelf Registration. On or prior to the Filing Date, the Company shall prepare and file with the Commission a “Shelf” Registration Statement covering the resale of the Registrable Securities by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders, to be made on a continuous basis pursuant to Rule 415. The Shelf Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith, reasonably acceptable to Holders of a majority of the Registrable Securities), as modified by the Company as necessary to conform to comments from the Commission. Subject to the terms of this Agreement, the Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold, or may be sold without volume restrictions pursuant to Rule 144(k), as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”). Within two Trading Days after the Registration Statement is declared effective, the Company shall (i) file a final Prospectus with the Commission pursuant to Rule 424 and (ii) notify the Holders via facsimile of effectiveness of the Registration Statement.

(c) If, in connection with a registration statement pursuant to either Section 2(a) or 2(b), the Holders intend to distribute the Registrable Securities by means of an underwriting, they shall so advise the Company (and the Company shall, if necessary amend or supplement the Shelf Registration Statement for such purpose). The underwriter will be selected by a majority in interest (as determined by the number of Registrable Securities held) of the Holders after consultation with the Company.

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(d) Incidental Registrations.

(i) Participation. (A) If the Company at any time proposes to file a Registration Statement with respect to any offering of its securities for its own account or for the account of any holders of its securities (other than (1) a registration under Section 2(a) or 2(b) hereof, (2) a registration on Form S-4 or S-8 or any successor form to such forms, (3) a registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement or (4) a registration of securities for the benefit of the holders pursuant to Section 6(e) of that certain registration rights agreement (the “Bric Registration Rights Agreement”) dated as of May 1, 2006 among the Company, Bricoleur Partners, L.P., Bricoleur Enhanced, L.P., BRIC 6, L.P. and Bricoleur Offshore Ltd. (the “Bricoleur Parties”) but only for so long as there is not an effective registration statement covering the registrable securities of the Bricoleur Parties, then, as soon as practicable (but in no event less than 20 days prior to the proposed date of filing such Registration Statement), the Company shall give written notice of such proposed filing to all Holders of Registrable Securities and (unless all such Registrable Securities are then registered pursuant to Section 2(a) or a Shelf Registration Statement under Section 2(b) is in effect) such notice shall offer the Holders of such Registrable Securities the opportunity to register such number of Registrable Securities as each such Holder may request in writing (an “Incidental Registration”). Subject to Section 2(d)(ii), the Company shall include in such Registration Statement all such Registrable Securities which are requested to be included therein within 10 days after the receipt by such Holder of any such notice. If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

(B)	If the offering pursuant to an Incidental Registration is to be an underwritten offering, then each Holder making a request for its Registrable Securities to be included therein must, and the Company shall make such arrangements with the underwriters so that each such Holder may, participate in such underwritten offering on the same terms as the Company and other Persons selling securities in such underwritten offering. If the offering pursuant to such registration is to be on any other basis, then each Holder making a request for an Incidental Registration pursuant to this Section 2(d) must participate in such offering on such basis.

(C)	Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from an Incidental Registration at any time prior to effectiveness of the Registration Statement.

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(ii) Priority of Incidental Registration. If the managing underwriter or underwriters of any proposed underwritten offering of a class of securities included in an Incidental Registration (or in the case of an Incidental Registration not being underwritten, the Company) informs the Holders of Registrable Securities sought to be included in such registration in writing that, in its or their opinion, the total amount or kind of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class or classes of the securities offered or the market for the class or classes of securities offered, then the securities of each class to be included in such registration shall be allocated as follows:

(A)	first, 100% of the securities that the Company or the Bricoleur Parties (with respect to the Bricoleur Parties, subject to the conditions in Section 2(d)(i)(4));

(B)	second, and only if all the securities referenced in clause (i) have been included, the number of Registrable Securities of such class that, in the opinion of such underwriter or underwriters (or in the case of an Incidental Registration not being underwritten, the Company), can be sold without having such adverse effect shall be included therein, with such number to be allocated pro rata among the Holders which have requested participation in the Incidental Registration (based, for each such Holder, on the percentage derived by dividing (x) the number of Registrable Securities of such class which such Holder has requested to include in such Incidental Registration by (y) the aggregate number of Registrable Securities of such class which all such Holders have requested to include); and

(C)	third, and only if all of the Registrable Securities referenced in clauses (i) and (ii) have been included, any other securities eligible for inclusion in such registration shall be included therein.

3. Registration Procedures

In connection with the Company’s registration obligations under Sections 2(a), 2(b) and 2(d), the Company shall:

(a) Not less than five Trading Days prior to the filing of each Registration Statement and not less than two Trading Days prior to the filing of any related amendment or supplement thereto, the Company shall, (i) furnish to each Holder copies of all documents to be filed, and (ii) cause its officers, directors and counsel to respond to all reasonable inquiries from the Holders. Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex A (a “Selling Shareholder Questionnaire”) by the end of the fourth Trading Day following the date on which such Holder receives the Selling Shareholder Questionnaire and draft materials in accordance with this Section.

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(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within ten Business Days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to the Holders as selling shareholders but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to a Registration Statement and the disposition of all Registrable Securities covered by each Registration Statement.

(c) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (ii) through (iv) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (i) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction; or (iv) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any and all of such information contemplated by subparagraphs (i) through (iv) shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law.

(d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e) Furnish to each Holder, without charge, such number of each such final Prospectus and each final amendment or supplement thereto as each such Holder may reasonably request, promptly after the filing of such documents with the Commission, for Holder’s delivery in connection with a sale of the Registrable Securities.

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(f) Subject to the terms of this Agreement, the Company hereby consents to the use of each Prospectus and each amendment or supplement thereto, provided by the Company pursuant to subpart (e) above, by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(g) If NASDR Rule 2710 requires any broker-dealer to make a filing prior to executing a sale by a Holder, the Company shall (i) make an Issuer Filing with the NASDR, Inc. Corporate Financing Department pursuant to proposed NASDR Rule 2710(b)(10)(A)(i), (ii) respond within five Trading Days to any comments received from NASDR in connection therewith, and (iii) pay the filing fee required in connection therewith.

(h) promptly incorporate in a Prospectus supplement or post-effective amendment to the applicable Registration Statement such information as the Holders of a majority of the Registrable Securities agree should be included therein relating to the plan of distribution with respect to such Registrable Securities.

(i) cooperate with each seller of Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

(j) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement.

(k) cause all Registrable Securities of a class covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s securities of such class are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s securities of such class are then quoted.

(l) The Company covenants that it will file, on a timely basis, the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will upon the request of any Holder of Registrable Securities after the Closing, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 or 144A under the Securities Act, and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission.

(m) Prior to any resale of Registrable Securities by a Holder, use its reasonable best efforts to register or qualify or cooperate with the selling Holders in connection with

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the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(n) If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Securities Act, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(o) Upon the occurrence of any event contemplated by clauses (ii) through (iv) of Section 3(c) hereof, as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (ii) through (iv) of Section 3(c) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

(p) Use its best efforts to comply with all applicable rules and regulations of the Commission.

(q) The Company may require each selling Holder to furnish to the Company a certified statement as to (i) the number of shares of Common Stock beneficially owned by such Holder, (ii) the natural persons thereof that have voting and dispositive control over the shares of Common Stock, and (iii) any affiliation between the Holder and either the Company’s independent accountants or any member of the NASD.

(r) The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities and such other information as the Company may from time to time reasonably request. Each Holder agrees to furnish such

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information to the Company and to cooperate with the Company as necessary to enable the Company to comply with the provisions of this Agreement. The Company shall have the right to exclude any Holder that does not comply with the preceding sentence from the applicable registration.

4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings or listings or quotations required to be made with any Trading Market on which the Common Stock is then listed for trading, (B) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (C) if not previously paid by the Company in connection with an Issuer Filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with NASD Regulation, Inc. pursuant to the NASD Rule 2710, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses incurred by the Company (including, without limitation, expenses of printing certificates for Registrable Securities, (iii) messenger, telephone and delivery expenses incurred by the Company, (iv) fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company, (v) Securities Act liability insurance incurred by the Company, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

5. Indemnification

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, advisors, agents and employees of each of them, each Person who controls any such Person (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, shareholders, partners, advisors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities or actions or proceedings thereof, whether or not such indemnified party is a party thereto, costs (including, without limitation, reasonable costs of investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a

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Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein) or any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or preliminary Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent that any such Loss is based solely upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the preparation thereof. This indemnity shall be in addition to any liability the Company may otherwise have. This indemnity shall remain in full force and effect regardless of any investigations made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents, attorneys and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents, attorneys or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made to the extent, but only to the extent, that such Loss is based solely upon an untrue statement or omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by such Holder to the Company expressly for use in the preparation thereof and was not corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the Loss. This indemnity shall be in addition to any liability such Holder may otherwise have. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially prejudiced the Indemnifying Party.

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An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed to assume the defense of such Proceeding within a reasonable time after having received notice of such claim from the person entitled to indemnification hereunder and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; (3) in the reasonable judgment of the Indemnified Party, based upon advice of its counsel, a conflict of interest may exist between such Person and the Indemnifying Party with respect to such claims or (4) the Indemnified Party has reasonably concluded, based on the advice of counsel, that there are legal defenses available to it that are different from or in addition to those available to the Indemnifying Party, in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party. If such defense is not assumed by the Indemnifying Party, the Indemnifying Party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld; provided, however, that an Indemnifying Party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such Indemnifying Party other than financial obligations for which such Indemnified Party will be indemnified hereunder. If the Indemnifying Party assumes the defense, the Indemnifying Party shall have the right to settle such action without the consent of the Indemnified Party, provided, however, that the Indemnifying Party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the Indemnified Party or any restriction on the Indemnified Party or its officers or directors. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified party of an unconditional release from all liability in respect of such claim or litigation.

Subject to and without limiting the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party under this Section 5 (including reasonable fees and expenses incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party as incurred by such Indemnified Party.

(d) Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or

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alleged omission to state a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Miscellaneous

(a) Remedies. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall therefore be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

(b) No Piggyback on Registrations. Except for the Bricoleur Parties exercising registration rights previously granted to them under the Bric Registration Rights Agreement (and only for so long as there is not an effective registration statement covering the registrable securities of the Bricoleur Parties) neither the Company nor any of its present or future security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the initial “Shelf” Registration Statement other than the Registrable Securities.

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(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d) Discontinued Disposition. Each Holder agrees by its acquisition of Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii) through (iv), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as it practicable.

(e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least a majority the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(f) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Securities Purchase Agreement.

(g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights (except by merger) or obligations hereunder without the prior written consent of at least a majority of the Holders of the then-outstanding Registrable Securities. Each Holder may assign their respective rights hereunder only to a permitted transferee of the Registrable Securities who agrees in writing to be bound by the provisions of this Agreement and where notice of such assignment shall have been provided to the Company.

(h) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would be inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(i) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party

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and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(j) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

(m) Headings. The headings in this Agreement are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

(n) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

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[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

VENDINGDATA CORPORATION

By:
Mark Newburg,
President and Chief Executive Officer

[NAME]

By:	,
Its

By:

Annex A

VendingData Corporation

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common stock, par value $0.001 per share (the “Common Stock”), of VendingData Corporation, a Nevada corporation (the “Company”), (the “Registrable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of                     , 2006 (the “Registration Rights Agreement”), among the Company and the Holders named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) in the Registration Statement.

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The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.	Address for Notices to Selling Securityholder:

Telephone:
Fax:
Contact Person:

3.	Beneficial Ownership of Registrable Securities:

(a)	Type and Number of Registrable Securities beneficially owned:

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4.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes  ☐            No  ☐

(b)	If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company.

Yes  ☐            No  ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes   ☐            No  ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes  ☐            No  ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a)	Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

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6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7.	Relationships with the Company’s Independent Accountant:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company’s independent accountants, Piercy Bowler Taylor & Kern, of Las Vegas , Nevada (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

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IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Daniel Donahue, Esq.

Preston Gates Ellis LLP

1900 Main Street, Suite 600

Irvine, CA 92614

Fax: 949-253-0902

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SCHEDULE 6(B)

PIGGYBACK REGISTRATIONS

The Company intends to include on the initial Registration Statement:

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EXHIBIT B

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY SATISFACTORY TO THE COMPANY

COMMON STOCK PURCHASE WARRANT

To Purchase              Shares of Common Stock of

VENDINGDATA CORPORATION

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received,              (together with its successors or assigns the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after March 31, 2007 (the “Initial Exercise Date”) and on or prior to the close of business on December 31, 2009 (the “Termination Date”) but not thereafter, to subscribe for and purchase from VendingData Corporation, a Nevada corporation (the “Company”), up to              shares (the “Warrant Shares”) of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), subject to adjustment as set forth herein. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 3(b). The Initial Exercise Date and the Termination Date may be extended as described in this Warrant.

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”) dated October 11, 2006 between the Company and the Holder.

Section 2. Modification of Initial Exercise Date and Termination Date.

a) Extension. On or before January 25, 2007, the Holder may send a written notice to the Company requesting that the Initial Exercise Date be delayed until December 31, 2007, and that the Termination Date be extended to a date no later than December 31, 2010. At any time after January 25, 2007, the Initial Exercise Date and/or Termination Date may be delayed or extended only by written agreement between the Holder and the Company.

b) Acceleration. If at any time after the date hereof [whether prior to or following the Initial Exercise Date], the Company acquires any securities of the Holder this Warrant shall be immediately exercisable in full subject to the ability of the Holder to delay such Holder’s ability to exercise this Warrant for up to 90 days, on a rolling basis, for multiple occasions, by notice to the Company.

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c) [Acceleration/Termination] upon Change in Control. If at any time prior to the date this Warrant first becomes exercisable in accordance with its terms, the Company receives a Change of Control Offer from a person other than Elixir or one if its Affiliates and such Change of Control Offer is not withdrawn and is accepted by the Company, then, upon consummation of such transaction this Warrant shall automatically [be cancelled][become exercisable for the kind and amount of securities, cash or other assets which the Holder of the Warrant would have owned immediately after such Change of Control transaction if the Holder had exercised the Warrant immediately before the effective date of such transaction in the manner and subject to the provisions set forth in Section 4(f)] without further action required on the part of any party.

d) Termination upon Breach If Elixir, Melco or Holder breach (unless such breach is due to fault on the part of the Company or its Affiliates) any of their material obligations under this Warrant or the Purchase Agreement, and the breaching party does not remedy such breach within ninety (90) days of receiving written notice of the same from the Company, the Company may, at its option, cancel any portion or all of this Warrant that remains unexercised at the end of such 90 day period. Any such cancellation of this Warrant shall not affect the agreements of the parties under the Transaction Documents with respect to other Warrants, any exercised Warrants or the Warrant Shares.

Section 3. Exercise.

a) Exercise of Warrant. Subject to Section 2(b), exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and, in the case of an exercise that is not a Cashless Exercise pursuant to Section 3(c) hereof, along with payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank (such exercise a “Cash Exercise”). Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased or reduced, as the case may be. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase or reduction of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $    , subject to adjustment herein (the “Exercise Price”).

c) Cashless Exercise. This Warrant may also be exercised by means of a “cashless exercise” in which the Holder shall be entitled to tender Warrants for cancellation and in return receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	the VWAP on the Trading Day immediately preceding the date of such election;
(B)	=	the Exercise Price of this Warrant, as adjusted; and
(X)	=	the number of Warrant Shares issuable upon exercise of the Warrants tendered for cancellation in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market other than the OTC Bulletin Board, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the OTC Bulletin Board is the Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by the Board of Directors of the Company in good faith.

d) Mechanics of Exercise.

i. Authorization of Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens caused by the Company (except as resulting from the restrictions on transfer set forth in the Transaction Documents) but not including the restrictions on resale of restricted securities set forth in the Securities Act or any Lien imposed under any other U.S. law, rule or regulation.

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ii. Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be promptly transmitted by the transfer agent of the Company to the Holder subject to the Holder’s delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above, in the event of a Cash Exercise.

iii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iv. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the VWAP of one Warrant Share or round up to the next whole share.

v. Charges, Taxes and Expenses. Issuance and delivery of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fees or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum equal to the transfer tax incurred by it as a result of such assignment.

vi. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

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Section 4. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (B) subdivides or reclassifies outstanding shares of Common Stock into a larger number of shares, (C) combines or reclassifies (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, (D) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock, or (E) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of capital stock of the Company which such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. If, after an adjustment, a Holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. The adjustment referenced herein shall be made successively whenever any event listed above shall occur. Any adjustment made pursuant to clause (A) of this Section 4(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and any adjustment pursuant to clause (B), (C), (D) or (E) shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Rights Offerings. If the Company, at any time while the Warrant is outstanding, shall issue rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP at the record date mentioned below, then the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be (A) the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus (B) the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made successively whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

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c) Pro Rata Distributions. If the Company, at any time prior to the Termination Date, shall distribute to all holders of Common Stock (i) evidences of indebtedness of the Company or any of its Subsidiaries, (ii) assets of the Company or any of its Subsidiaries (including cash and cash dividends) or (iii) rights, options or warrants to subscribe for or purchase any of the foregoing or any other security of the Company, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

d) Adjustment for Common Stock Issue. If the Company issues shares of Common Stock or on or after the date hereof for a consideration per share less than the VWAP on the date the Company fixes the offering price of such additional shares, the Warrant Shares shall be adjusted in accordance with the formula:

W’ = W	x	A
O + P
M

where:

W’	=	the adjusted Warrant Shares

W	=	the Warrant Shares immediately prior to any such issuance.

O	=	the number of shares of Common Stock outstanding, on a Fully Diluted Basis, immediately prior to the issuance of such additional shares of Common Stock.

P	=	the aggregate consideration received for the issuance of such additional shares of Common Stock.

M	=	the VWAP per share of Common Stock on the date of issuance of such additional shares.

A	=	the number of shares of Common Stock outstanding, on a fully diluted basis, immediately after the issuance of such additional shares of Common Stock.

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The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

This subsection (d) does not apply to any of the transactions described in subsection (a) of this Section 4.

e) Adjustment for Convertible Securities Issue. If the Company issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock (other than securities issued in transactions described in subsection (b) or (c) of this Section 4 and other than the Warrant) on or after the date hereof for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the VWAP on the date of issuance of such securities, the Warrant Shares shall be adjusted in accordance with this formula:

W’ = W	x	O + D
O + P
M

where:

W’	=	the adjusted Warrant Shares.

W	=	the Warrant Shares immediately prior to any such issuance.

O	=	the number of outstanding immediately, on a fully diluted basis, prior to the issuance of such securities.

P	=	the aggregate consideration received for the issuance of such securities.

M	=	the VWAP per share of Common Stock on the date of issuance of such securities.

D	=	the maximum number of shares of Common Stock deliverable upon conversion or in exchange for or upon exercise of such securities at the initial conversion, exchange or exercise rate.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

f) Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation or other business combination with and into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the

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Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), and such Fundamental Transaction constitutes a Change of Control then, upon consummation of such transaction the Warrant shall automatically [be cancelled, without further action required on the part of any party] [become exercisable for the kind and amount of securities, cash or other assets which the Holder of a Warrant would have owned immediately after the Fundamental Transaction if the Holder had exercised the Warrant immediately before the effective date of such transaction, without further action required on the part of any party (the “Alternate Consideration”). If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to expressly assume, by a supplemental warrant agreement or other acknowledgement executed and delivered to the Holder, the obligation to deliver to such Holder the Alternate Consideration as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and all other obligations and liabilities of the Company under this Agreement.]

g) Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

h) Voluntary Adjustment by Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company. A reduction of the Exercise Price shall not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a), (b), (c), (d) or (e).

i) Notice to Holders.

i. Adjustment to Exercise Price. Upon any adjustment pursuant to Section 4 hereof, the Company shall promptly thereafter cause to be mailed to the Holder a notice setting forth the number of underlying shares of Common Stock with respect to the Warrant and the Exercise Price after such adjustment, and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the

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Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation, merger or other business combination to which the Company is a party or any sale or transfer of all or substantially all of the assets of the Company, whereby the Common Stock is converted into other securities, cash or property; (E) a tender offer or exchange offer will be commenced (whether by the Company or another person) pursuant to which holders of the Common Stock will be permitted to tender or exchange their shares for other securities, cash or property; (F) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; or (G) the Company proposes to take any other action that would require an adjustment of Exercise Price pursuant to Section 4; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, other business combination, sale, transfer dissolution, liquidation or winding up is expected to become effective or close or (z) the initial expiration date set forth in any tender offer or exchange offer for Common Stock, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, other business combination, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

j) In the event of any issuance, sale, grant or distribution by the Company of any capital stock of the Company, or any other voting or other security of the Company whose participation varies with the income or value of the Company (collectively, an “Equity Security”) or any security convertible into or exchangeable for any such Equity Security of the Company, or any contract right measured or otherwise valued by reference thereto, (i) the Company shall provide written notice thereof to the Holder at least 30 days prior to such issuance, sale, grant or distribution and (ii) the Company shall issue to the Holder, in conjunction with the proposed transaction, such number of additional Warrants (the “Additional Warrants”), if any, to purchase additional shares of Common Stock so that following such issuance (and taking into account any adjustments

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pursuant to Section 4 hereof), the Holder will have the same percentage of the equity ownership of the Company (on a fully diluted basis) as such Holder had (on a fully diluted basis) prior to such issuance, sale, grant, or distribution. The exercise price of the Additional Warrants shall be $3.37.

k) The Holder will not be entitled to any Additional Warrants pursuant to subsections (d), (e) or (j) of this Section 4 in the event of the issuance of Common Stock (i) upon the exercise of any employee stock options outstanding on the date hereof or upon the exercise of any employee stock options issued after the date hereof, (ii) upon the exercise of any common stock purchase warrants outstanding on the date hereof or (iii) upon the exercise any of the equity put rights, outstanding and unexercised as of the date here, pursuant to the terms of that certain agreement between the Company and Bricoleur Capital Management dated May 1, 2006.

Section 5. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 5(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new Holder for the purchase of Warrant Shares without having a new Warrant issued. Notwithstanding the foregoing, this Warrant may be transferred only to Melco International Development Limited, a Hong Kong company (“Melco”), the joint venture established between Melco and Publishing and Broadcasting Limited, an Australian company (“the Melco-PBL Joint Venture”) or to any subsidiary of Melco or any member of the Melco-PBL Joint Venture.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

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d) Transfer Restrictions. The Company may require, as a condition of allowing the transfer of this Warrant (i) the opinion of counsel to the Holder reasonably satisfactory in the form and substance to the Company that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws and (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

e) Legend Removal. The Warrant Shares shall bear a restrictive legend substantially in the form of the legend appearing on the first page of this Warrant until such time as the Warrant Shares (A) have been sold pursuant to an effective Registration Statement, (B) have been sold pursuant to Rule 144 (or any similar rule or regulation), or (C) may be sold pursuant to Rule 144(k) in the opinion of counsel to Holder reasonably satisfactory in the form and substance to the Company.

Section 6. Miscellaneous.

a) No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth herein.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its

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officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant at the Exercise Price as so adjusted, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement. Where used in this Agreement, the singular includes the plural and vice versa.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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j) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares and, without limiting the generality of the foregoing it is acknowledged and agreed that the term “Holder” shall include the successors and permitted assigns of the initial Holder.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Registration Rights. This Warrant and the Warrant Shares are entitled to the benefits of that certain Registration Rights Agreement dated as of even date herewith between the Company, Holder and the other signatories thereto (the “Registration Rights Agreement”). The Company shall keep a copy of the Registration Rights Agreement, and any amendments thereto, at its principal office, and shall furnish copies thereof to the Holder upon request. The parties hereto acknowledge and agree that a holder of Warrant Shares issued upon the exercise of this Warrant, in whole or in part, shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as a “Holder” under the Registration Rights Agreement.

o) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:                     , 2006

VENDINGDATA CORPORATION

By:
Mark R. Newburg,
President and Chief Executive Officer

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NOTICE OF EXERCISE

TO:     VENDINGDATA CORPORATION

(1) The undersigned hereby elects to purchase                      Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full [if this Notice of Exercise concerns a Cash Exercise] [transfer taxes for account of Company per Section 3(d)(v), if applicable.]

(2) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

(3) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:
Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute

this form and supply required information.

Do not use this form to exercise the Warrant.)

FOR VALUE RECEIVED, [        ] all of or [            ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

.

Dated: ,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.